Exhibit 10(c)1

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

GEORGIA POWER COMPANY

The following are the annual base salaries, effective March 1, 2013, of the Chief Executive Officer and Chief Financial Officer of Georgia Power Company and certain other executive officers of Georgia Power Company who served during 2012.

W. Paul Bowers President and Chief Executive Officer	$764,406
Ronnie R. Labrato* Executive Vice President, Chief Financial Officer and Treasurer	$307,114
Joseph A. Miller Executive Vice President	$415,158
John L. Pemberton Senior Vice President and Senior Production Officer	$309,344
Anthony L. Wilson Executive Vice President	$336,444

*Retired March 31, 2013